Exhibit 4.2

Execution Version

FIFTH SUPPLEMENTAL INDENTURE AND GUARANTEE

This Fifth Supplemental Indenture and Guarantee, dated as of October 22, 2019 (this “Supplemental Indenture” or “Guarantee”), among McDermott Serviços Offshore Do Brasil Ltda., a Brazilian limited liability company (the “New Guarantor”), McDermott Technology (Americas), Inc., a Delaware corporation, and McDermott Technology (US), Inc., a Delaware corporation, as the Issuers, and Wells Fargo Bank, National Association, as Trustee, paying agent and registrar under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors and the Trustee are parties to an Indenture, dated as of April 18, 2018 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 10.625% Senior Notes due 2024 of the Issuers (the “Notes”);

WHEREAS, Section 4.17 and Article X of the Indenture provide that the Issuers will cause any Restricted Subsidiary that guarantees any Indebtedness of an Issuer or any Guarantor under a Credit Facility consisting of debt for borrowed money (including for the avoidance of doubt, the Credit Agreement) to execute and deliver a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuers under the Indenture on the same terms and conditions as those set forth in the Indenture;

WHEREAS, pursuant to Section 9.1(4) of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add an additional Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally with each other Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations of the Issuers pursuant to the Notes and the Indenture in accordance with Section 10.1(a) of the Indenture.

ARTICLE III
Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at the address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuers.

757 North Eldridge Parkway
Houston, Texas 77079
Attention: Treasurer

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Service of Process. Each of the Issuers and each non-U.S. Guarantor (including, if applicable, the New Guarantor) hereby appoints McDermott Technology (Americas), Inc. as its agent for service of process in any suit, action or proceeding with respect to this Supplemental Indenture, the Indenture, the Notes or the Guarantees and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York.

SECTION 3.5 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6 Ratification of Indenture; Supplemental Indentures Part of Indenture; No  Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The

Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantor’s Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, the New Guarantor and the Guarantors, and the Trustee makes no representation with respect to any such matters.

SECTION 3.7 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.8 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.9    Brazil.

(a)    Notwithstanding anything to the contrary, in case of enforcement of this Guarantee in Brazil, the parties agree that (i) for the purposes of the third paragraph of Article 784 of Brazilian law 13,105 of March 16, 2015 (the “Brazilian Code of Civil Procedure”), Brazil may be the place of payment of the obligations of the New Guarantor, and (ii) this Supplemental Indenture shall constitute an extrajudicial enforcement title (título executivo extrajudicial) in accordance with article 784 et. sec. of the Brazilian Code of Civil Procedure. The New Guarantor hereby acknowledges and agrees that each of and all obligations assumed or that may be imputed hereunder in connection with this Guarantee are, to the fullest extent permitted by law, subject to specific performance in accordance with the Brazilian Code of Civil Procedure.

(b)  In order to ensure the admission of this Supplemental Indenture before the public agencies and courts in Brazil, the signatures of the parties signing this document outside Brazil must be duly notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated pursuant to the apostille procedures set forth under the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents or by a Brazilian consular officer at the competent Brazilian Consulate, and then this Supplemental Indenture, duly notarized and apostilled, must be translated into Portuguese by a sworn translator and registered with the competent Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos).

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MCDERMOTT TECHNOLOGIES (AMERICAS), INC.

By: /s/ Kevin Hargrove

Name:  Kevin Hargrove

Title:    Treasurer

MCDERMOTT TECHNOLOGIES (US), INC.

By: /s/ Kevin Hargrove

Name:  Kevin Hargrove

Title:    Treasurer

STATE OF TEXAS
COUNTY OF HARRIS

This instrument was acknowledged before me on September 24, 2019, by Kevin Hargrove, as Treasurer of MCDERMOTT TECHNOLOGIES (AMERICAS), INC., a Delaware corporation, on behalf of said corporation.

/s/ Traci Brown

Notary Public in and for the State of Texas

Printed Name: Traci Brown

My commission expires: 2-10-2020

(SEAL)

STATE OF TEXAS
COUNTY OF HARRIS

This instrument was acknowledged before me on September 24, 2019, by Kevin Hargrove, as Treasurer of MCDERMOTT TECHNOLOGIES (US), INC., a Delaware corporation, on behalf of said corporation.

/s/ Traci Brown

Notary Public in and for the State of Texas

Printed Name: Traci Brown

My commission expires: 2-10-2020

(SEAL)

[Signature Page – Supplemental Indenture]

MCDERMOTT SERVIÇOS OFFSHORE DO BRASIL LTDA.,

as a Guarantor

By: /s/ Paulo Rogerio Veronesi João

Name:  Paulo Rogerio Veronesi João

Title:    Officer

Witnesses:

1. /s/ Camila Fiore      2. /s/ Flavia Moreno

Name: Camila FioreName: Flavia Moreno

RG: 11423182-5RG: 020.324.046-0

CPF: 091.066.177-43CPF: 098.817.837-04

[Signature Page – Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Michael Tu

Name:  Michael Tu

Title:    Vice President

STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

This instrument was acknowledged before me on September 13, 2019, by Michael Tu, as Vice President of WELLS FARGO BANK, NATIONAL ASSOCIATION, a United States national banking association, on behalf of said national banking association.

/s/ Dilip C. Patel

Notary Public in and for the State of California

Printed Name: Dilip C. Patel

My commission expires: 10-22-2019

(SEAL)

[Signature Page – Supplemental Indenture]